Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Fourth Quarter and Full Year 2025 Earnings

Moosic, PA, January 30, 2026/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company (the “Bank”), today reported unaudited financial results at and for the three months and year ended December 31, 2025.

Peoples reported net income of $12.0 million, or $1.19 per diluted share for the three months ended December 31, 2025, compared to net income of $15.2 million, or $1.51 per diluted share for the three months ended September 30, 2025, and net income of $6.1 million, or $0.61 per diluted share for the three months ended December 31, 2024. Return on average assets (“ROAA”) and return on average equity (“ROAE”) on an annualized basis for the three months ended December 31, 2025, was 0.92% and 9.16% compared to 1.19% and 12.02% for the three months ended September 30, 2025, and 0.47% and 5.07% for the three months ended December 31, 2024. Net income in the current quarter was negatively impacted by the recognition of a $2.2 million pre-tax loss ($1.8 million after tax) on the sale of available for sale (“AFS”) investment securities associated with a strategic portfolio repositioning. Net income in the fourth quarter of 2024 included $5.0 million in acquisition-related expenses. Core net income, a non-GAAP measure1, was $13.7 million, or $1.36 per diluted share for the three months ended December 31, 2025, and $10.0 million, or $0.99 per diluted share for the comparable three-month period of 2024.

For the year ended December 31, 2025, net income was $59.2 million, or $5.88 per diluted share an increase of $50.7 million compared to $8.5 million, or $0.99 per diluted share for 2024, which was primarily due to a full year of combined operations following the merger with FNCB Bancorp, Inc. (“FNCB” or “FNCB merger”) on July 1, 2024, coupled with a reduction in the provision for credit losses. Higher levels of interest-earning assets, higher transaction volumes and purchase accounting related accretion resulting from the FNCB merger resulted in the increase in net interest income, noninterest income and noninterest expense when compared to the prior year. Net income in 2024 included acquisition-related expenses of $16.2 million compared to $0.2 million in 2025, and a non-recurring provision of $14.3 million for non-purchase credit deteriorated (“PDC”) loans acquired in the FNCB merger. Core net income, a non-GAAP measure1 was $61.1 million, or $6.07 per diluted share for the year ended December 31, 2025, and $32.4 million, or $3.77 per diluted share for the year ended December 31, 2024. The Company's consolidated financial results for any periods ended or including periods prior to July 1, 2024, do not reflect the financial results of FNCB and its subsidiaries.

“We delivered solid full-year results in 2025, with net income of $59.2 million driven by strong net interest income and a lower provision for credit losses, reflecting the benefits of our expanded balance sheet and disciplined credit performance,” said Gerard Champi, Chief Executive Officer of Peoples. “While fourth-quarter earnings were impacted by a strategic $2.2 million pre-tax loss related to the repositioning of our available-for-sale securities portfolio, this action strengthens our balance sheet and positions us well for future periods. Excluding this item, core earnings demonstrated continued momentum, supported by higher earning asset levels, increased transaction activity, and ongoing accretion from the FNCB merger. As we move forward, we remain focused on disciplined growth, operating efficiency, and delivering long-term value for our shareholders,” concluded Champi.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, and tax-equivalent net interest income and related ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely net gains and losses on the sale of AFS investment securities, acquisition-related expenses and merger-related adjustments to the allowance for credit losses (“ACL”) for nonrecurring provisions for purchase credit deteriorated (“PCD”) and non-PCD loans. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends.  Where non-GAAP disclosures are

1 See reconciliation of non-GAAP financial measures on pg.19-21.

used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables.  The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions and should not be viewed as a substitute for GAAP.

NOTABLES

●	The Company completed a repositioning of a portion of its investment securities portfolio at the end of the fourth quarter of 2025. As part of the repositioning, the Company sold $78.6 million of lower-yielding, U.S. treasury bonds with a weighted average yield of 1.18%, resulting in an after-tax loss of approximately $1.8 million. The net proceeds of approximately $76.1 million from the sale were used to purchase higher-yielding investment securities that have been classified as AFS including $38.2 million of U.S. agency mortgage-backed securities and $37.9 million of tax-exempt municipal bonds. The purchased securities, which have been classified as AFS, have a weighted average book yield of approximately 4.67%. The Company expects to recover the after-tax loss recorded on the sale within approximately 10 months.
●	Core net income, a non-GAAP measure[1] was $13.7 million, or $1.36 per diluted share for the three months ended December 31, 2025, and $10.0 million, or $0.99 per diluted share for the comparable three-month period of 2024. For the year ended December 31, 2025, core net income, a non-GAAP measure[1] was $61.1 million, or $6.07 per diluted share, and $32.4 million, or $3.77 per diluted share for the year ended December 31, 2024.
●	ROAE for the three months annualized and year ended December 31, 2025, was 9.16% and 11.89% respectively, and 5.07% and 2.07% for the corresponding periods of 2024. Core ROAE, a non-GAAP measure[1] was 10.49% and 12.27% for the three months annualized and year ended December 31, 2025, compared to 8.31% and 7.88% for the corresponding periods of 2024.
●	ROAA for the three months annualized and year ended December 31, 2025, was 0.92% and 1.17% respectively, and 0.47% and 0.19% for the corresponding periods of 2024. Core ROAA, a non-GAAP measure[1], was 1.05% and 1.21% for the three months annualized and year ended December 31, 2025, compared to 0.76% and 0.72% for the three months annualized and year ended December 31, 2024.
●	Book value per common share at December 31, 2025, increased to $52.01 from $46.94 at December 31, 2024. Tangible book value per common share, a non-GAAP measure[1], increased to $41.64 at December 31, 2025, compared to $35.88 at December 31, 2024.
●	Total loans increased $50.5 million or 5.0% annualized during the three months ended December 31, 2025; for the year ended December 31, 2025, total loans increased $73.4 million, or 1.8% to $4.1 billion.
●	Non-performing assets to total assets improved to 0.23% at December 31, 2025, compared to 0.45% at December 31, 2024, and non-performing assets to total loans, net and foreclosed assets improved to 0.30% at December 31, 2025, compared to 0.58% at December 31, 2024.

INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended December 31, 2025, improved 35 basis points to 3.60% compared to 3.25% for the three months ended December 31, 2024. For the full year, the FTE NIM expanded 74 basis points to 3.58% in 2025 compared to 2.84% in 2024.
●	The FTE yield on interest-earning assets, a non-GAAP measure[1], increased 5 basis points to 5.56% for the fourth quarter of 2025, from 5.51% for the same quarter of 2024, and increased 43 basis points to 5.57% for the year ended December 31, 2025, from 5.14% for the year ended December 31, 2024.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 33 basis points to 2.55% for the three months ended December 31, 2025, from 2.88% for the three months ended December 31, 2024, and decreased 34 basis points to 2.59% for the year ended December 31, 2025, from 2.93% for the year ended December 31, 2024.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

●	The cost of interest-bearing deposits decreased 45 basis points for the three months ended December 31, 2025, to 2.30% from 2.75% in the three months ended December 31, 2024, and decreased 43 basis points to 2.39% for the year ended December 31, 2025, from 2.82% for the year ended December 31, 2024.
●	The cost of total deposits, which includes the impact of noninterest-bearing deposits was 1.82% for the fourth quarter of 2025, a decrease of 38 basis points from 2.20% for the same quarter of 2024. For the full year, the cost of total deposits decreased 40 basis points to 1.89% in 2025 from 2.29% in 2024.
●	The efficiency ratio, a non-GAAP measure[1], was 59.53% and 56.45% for the three months and year ended December 31, 2025, respectively, compared to 62.67% and 63.83% for the respective periods of 2024.

Fourth Quarter 2025 Results – Comparison to Fourth Quarter 2024

Net interest income on a FTE basis for the three months ended December 31, 2025, increased $4.5 million to $43.7 million from $39.2 million for the three months ended December 31, 2024. The increase in FTE net interest income was due to a $0.9 million increase in tax-equivalent interest income, a non-GAAP measure1, coupled with a $3.6 million decrease in interest expense.

The $0.9 million increase in FTE interest income was largely due to an increase in the FTE yield on earning assets, primarily taxable loans and taxable and tax-exempt investments, coupled with an increase in total average earning assets. The FTE yield on earning assets increased 5 basis points to 5.56% for the fourth quarter of 2025 from 5.51% for the comparable quarter of 2024. The yield on taxable loans increased 15 basis points to 6.19% from 6.04% comparing the fourth quarters of 2025 and 2024, respectively. The yield on the total investment securities portfolio increased 17 basis points to 3.27% for the three months ended December 31, 2025, from 3.10% for the same three months of 2024 as new purchases were added at yields higher than existing portfolio yields. Total average earning assets increased $2.2 million comparing the fourth quarters of 2025 and 2024, due primarily to increases in average investments and federal funds sold, partially offset by a reduction in average loans. Accretion associated with purchase accounting fair value discounts on purchased loans was $4.1 million for the three months ended December 31, 2025, and $4.4 million for the same period of 2024. Average investments totaled $643.1 million in the three months ended December 31, 2025, and $628.9 million in the three months ended December 31, 2024, an increase of $14.2 million. Average federal funds sold increased $5.2 million to $134.7 million for the three months ended December 31, 2025, from $129.5 million for the three months ended December 31, 2024. Average loans, net, decreased $17.8 million for the three months ended December 31, 2025, compared to the prior year three-month period ended December 31, 2024.

The decrease in interest expense, comparing the three month periods ended December 31, 2025, and December 31, 2024, was due primarily to decreases in average deposit rates, coupled with a reduction in higher cost brokered deposits, partially offset by increases in average volumes and rates on borrowed funds, which were largely related to the net new issuance of subordinated debt in the second quarter of 2025 in the amount of $52.0 million. Average interest-bearing deposits decreased $153.4 million to $3.4 billion, or 78.9% of total average deposits for the three months ended December 31, 2025, from $3.6 billion, or 79.8% of average total deposits, for the three months ended December 31, 2024. Average brokered deposits decreased $140.0 million to $158.5 million for the three months ended December 31, 2025, from $298.5 million for the comparable three-month period of 2024. Average noninterest bearing deposits increased $9.7 million to $914.0 million, or 21.1% of total average deposits for the three months ended December 31, 2025, from $904.3 million, or 20.2% of total average deposits for the three months ended December 31, 2024.

Average total borrowings increased $77.1 million for the three months ended December 31, 2025, as compared to the same period of 2024, which was primarily due to a combination of increases in long-term borrowings and the new issuance of subordinated debt, which occurred in the second quarter of 2025. Additionally, the Company’s cost of borrowings increased 42 basis points to 5.77% for the three months ended December 31, 2025, compared to 5.35% for the same three months of 2024. In June 2025, the Company called and redeemed $33.0 million of its subordinated notes due in June 2030 that repriced to 9.08% and issued $85.0 million in fixed-to-floating rate subordinated notes due June 2035 at an initial fixed rate through June 2030 of 7.75%.

Short-term borrowings averaged $31.8 million for the three-month period ended December 31, 2025, at an average cost of 3.87% compared to $39.3 million at an average cost of 4.80% for the comparable three-month period in 2024.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

Long-term debt, which includes term borrowings from the FHLB of Pittsburgh, averaged $145.4 million for the three-month period ended December 31, 2025, at an average cost of 4.54% compared to $111.1 million at an average cost of 4.97% for the three months ended December 31, 2024. Subordinated debt averaged $83.1 million for the three-month period ended December 31, 2025, at an average cost of 8.35% compared to $33.0 million at an average cost of 5.35% for the three months ended December 31, 2024.

For the three months ended December 31, 2025, the provision for credit losses was $1.0 million, a decrease of $2.4 million from the $3.4 million recorded in the year ago period. The decrease was due primarily to downward adjustments to qualitative factors on pooled loans, partially offset by an increase of $384 thousand in specific reserves on individually evaluated loans, while model loss rates were substantially unchanged.

Noninterest income was $3.7 million and $5.5 million for the three months ended December 31, 2025, and 2024, respectively. The quarter ended December 31, 2025 includes a $2.2 million loss on the sale of AFS treasury securities as part of a strategy to restructure the portfolio with higher-yielding securities. Interest rate swap income increased to $0.7 million from $0.3 million due to increased commercial loan volume.

Noninterest expense decreased $3.8 million to $31.1 million for the three months ended December 31, 2025, from $34.8 million for the three months ended December 31, 2024, which primarily reflected the absence of acquisition related expenses, partially offset by increased occupancy and equipment expenses due to the corporate office relocation and higher maintenance costs, and increased professional services including loan review services for a larger combined loan portfolio and consulting services related to SOX control enhancement, process improvement and implementation of a new on-line account opening platform. Acquisition-related expenses were $5.0 million in the quarter ended December 31, 2024, with no comparable expenses in the quarter ended December 31, 2025. Occupancy and equipment expenses were $7.3 million for the three months ended December 31, 2025, and $6.4 million for the same three months of 2024. Professional services totaled $1.9 million for the three months ended December 31, 2025, and $0.8 million for the same three months of 2024.

Income tax expense was $2.7 million for the three months ended December 31, 2025, compared to a benefit of $0.3 million for the three months ended December 31, 2024. The effective tax rate was 18.6% for the three months ended December 31, 2025, while the prior year’s quarter resulted in a tax benefit rate of 4.7%.

Full Year Results – 2025 vs. 2024

Net interest income for the year ended December 31, 2025, increased $50.0 million to $166.0 million from $116.0 million for the year ended December 31, 2024. FTE net interest income, a non-GAAP measure1, for year ended December 31, 2025, increased $50.3 million to $168.7 million from $118.4 million for the year ended December 31, 2024.

Tax-equivalent interest income, a non-GAAP measure1, increased $48.7 million to $262.5 million in 2025 from $213.8 million in 2024, due to higher levels of interest-earning assets such as loans and investments and an additional $7.2 million from accretion of purchase accounting marks on acquired loans. Average loans increased $541.4 million and average investments increased $24.1 million comparing the years ended December 31, 2025, and 2024. The tax-equivalent yield on interest-earning assets, a non-GAAP measure1, was 5.57% for the year ended December 31, 2025, compared to 5.14% for the year ended December 31, 2024. Loan yields increased 37 basis points to 5.99% while investment yields increased 72 basis points to 3.15% for the year ended December 31, 2025. Average federal funds sold decreased $20.2 million to $58.5 million for the year ended December 31, 2025, from $78.7 million for the same period of 2024. Additionally, the average rate on federal funds sold decreased 111 basis points reflecting the 75-basis point cut to the federal funds rate by the Federal Open Market Committee in 2025.

Interest expense decreased $1.7 million to $93.7 million for the year ended December 31, 2025, from $95.5 million for the year ended December 31, 2024, which was primarily driven by a reduction in funding costs that outweighed increases to average balances. Average interest-bearing liabilities increased $354.8 million to $3.6 billion from $3.3 billion comparing the years ended December 31, 2025, and 2024, which reflected higher volumes of both deposits and borrowings. The cost of interest-bearing liabilities during the year ended December 31, 2025, decreased 34 basis points to 2.59% from 2.93% for the year ended December 31, 2024. The cost of interest-bearing deposit products

1 See reconciliation of non-GAAP financial measures on pg.19-21.

decreased 43 basis points to 2.39% for the year ended December 31, 2025, from 2.82% for the prior year, while borrowing costs increased 42 basis points to 5.71% from 5.29% for the year ended December 31, 2024. The increase in the cost of borrowed funds was largely due to the previously mentioned issuance of new subordinated debt, partially offset by a reduction in market rates for short-term borrowings.

For the year ended December 31, 2025, a provision for credit losses of $98 thousand was recorded compared to a prior year provision of $19.1 million. The prior year provision included a non-recurring, Day 1 provision of $14.3 million for non-PCD loans acquired in the FNCB merger. The 2025 provision was due primarily to improvement in qualitative factors driven by a reduction in commercial real estate concentration levels and a seasoning of the equipment financing portfolio, while overall model loss rates were substantially unchanged. Specific reserves on individually evaluated loans increased $384 thousand.

Noninterest income was $21.7 million for the year ended December 31, 2025, and $18.3 million for the year ended December 31, 2024.  The increase in non-interest income was primarily attributable to the increased size and scale of the Company following the FNCB merger. Comparing the years ended December 31, 2025, and 2024, service charges and fees increased $2.9 million, wealth management income increased $0.8 million, income from interest rate swap transactions increased $0.8 million, bank owned life insurance cash surrender value increased $0.5 million and merchant services income increased $0.4 million. Partially offsetting the increases was the net loss on the sale of AFS investment securities of $2.2 million resulting from the Company's partial investment portfolio repositioning.

Noninterest expense for the year ended December 31, 2025, was $115.4 million, an increase of $8.7 million from $106.7 million for the year ended December 31, 2024. Almost all noninterest expense line items increased as a result of the FNCB merger and the expanded operations of the combined Company. Salaries and employee benefits expenses increased $10.6 million compared to 2024 due to the addition of staff associated with the FNCB merger. Occupancy and equipment expenses were higher by $5.2 million in the current period due to increased technology costs related to system integration and increased account and transaction volumes, and higher facilities costs. Amortization of intangible assets increased $3.0 million in the year ended December 31, 2025, on the amortization of merger-related intangibles, primarily core deposit intangibles. Partially offsetting these increases was a decrease of $16.0 million in merger-related expenses to $0.2 million for the year ended December 31, 2025. The efficiency ratio, a non-GAAP measure1, improved to 56.45% for the year ended December 31, 2025, compared to 63.83% for the year ended December 31, 2024.

The provision for income taxes for the year ended December 31, 2025, totaled $13.0 million and the effective tax rate was 18.1% as compared to a tax benefit of $30 thousand, or 0.4% for the year ended December 31, 2024.

BALANCE SHEET REVIEW

At December 31, 2025, total assets, loans, and deposits were $5.3 billion, $4.1 billion, and $4.4 billion, respectively.

Total loans, which were $4.1 billion at December 31, 2025, increased $73.4 million as compared to December 31, 2024. Increases in commercial loans, commercial and residential real estate loans, and consumer loans were partially offset by reductions to equipment financing, and indirect auto loans.

Total investments were $587.2 million at December 31, 2025, compared to $606.9 million at December 31, 2024. At December 31, 2025, AFS securities totaled $512.6 million and the held to maturity securities totaled $72.0 million. The unrealized loss on AFS securities decreased $19.9 million from $49.0 million at December 31, 2024, to $29.1 million at December 31, 2025. The unrealized losses on the held to maturity portfolio totaled $9.2 million and $13.0 million at December 31, 2025, and December 31, 2024, respectively.

Total deposits increased $26.5 million to $4.4 billion at December 31, 2025. Noninterest-bearing deposits increased $19.0 million to $954.5 million at December 31, 2025, from $935.5 million at December 31, 2024. Interest-bearing deposits increased $7.5 million comparing December 31, 2025, and 2024, which largely reflected increases in interest-bearing demand, money market accounts and retail time deposits, partially offset by a reduction in brokered deposits. The Company had $152.2 million and $256.4 million of longer-term brokered CDs at December 31, 2025, and December 31, 2024, respectively. As part of strategic balance sheet management initiatives, the Company reduced its

1 See reconciliation of non-GAAP financial measures on pg.19-21.

higher rate brokered CD portfolio by $104.2 million during 2025. Total retail deposits, which exclude brokered deposits, increased $130.7 million to $4.3 billion at December 31, 2025, from $4.2 billion at December 31, 2024.

The Company’s deposit base is diversified and consisted of 40.6% retail accounts, 35.6% commercial accounts, 20.4% municipal relationships and 3.4% brokered deposits at December 31, 2025. At December 31, 2025, total uninsured deposits were approximately $1.5 billion, or 34.3% of total deposits. Included in the uninsured total at December 31, 2025, were $494.3 million of municipal deposits collateralized by letters of credit issued by the FHLB, and $2.9 million of affiliate company deposits.

In addition to deposit gathering and current long-term debt, the Company has additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At December 31, 2025, available borrowing capacity totaled $1.0 billion at the FHLB and $349.0 million at the Federal Reserve’s Discount Window. At December 31, 2025, the Company had $269.0 million in cash and cash equivalents, an increase of $133.1 million from $135.9 million at December 31, 2024. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 17.

The Company maintained its well capitalized position at December 31, 2025. Stockholders’ equity equaled $519.8 million or $52.01 per share at December 31, 2025, compared to $469.0 million or $46.94 per share at December 31, 2024. The increase in stockholders’ equity from December 31, 2024, is primarily attributable to net income and a $16.0 million decrease to accumulated other comprehensive loss (“AOCL”) resulting primarily from a reduction in the unrealized loss on AFS securities, partially offset by dividends to shareholders. The net after tax unrealized loss on AFS securities included in AOCL at December 31, 2025, and December 31, 2024, was $22.8 million and $38.3 million, respectively.

Tangible book value, a non-GAAP measure1, increased to $41.64 per share at December 31, 2025, from $35.88 per share at December 31, 2024. Dividends declared for the year ended December 31, 2025, amounted to $2.47 per share.

ASSET QUALITY REVIEW

Nonperforming assets, which include nonperforming loans, loans past due 90 days or more and still accruing, and foreclosed assets, were $12.1 million or 0.30% of loans, net, and foreclosed assets at December 31, 2025, compared to $23.0 million or 0.58% of loans, net, and foreclosed assets at December 31, 2024. As a percentage of total assets, nonperforming assets were 0.23% at December 31, 2025, compared to 0.45% at December 31, 2024. The reduction in nonperforming assets was largely due to an $11.7 million decrease in nonaccrual loans following the resolution of several large commercial credit relationships. At December 31, 2025, the Company had one foreclosed commercial property recorded at $0.8 million compared to one foreclosed residential property recorded at $27 thousand at December 31, 2024.

During the three months ended December 31, 2025, net charge-offs were $1.8 million and the provision for credit losses was $1.0 million, compared to net charge-offs of $0.9 million and a provision for credit losses of $3.4 million for the same period of 2024. Net charge-offs in the current quarter included a valuation adjustment of $0.8 million related to a commercial property foreclosure. During the year ended December 31, 2025, net charge-offs totaled $2.9 million and the Company recognized a provision for credit losses of $98 thousand. The allowance for credit losses equaled $39.0 million or 0.96% of loans, net, at December 31, 2025, compared to $41.8 million or 1.05% of loans, net, at December 31, 2024.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 40 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lancaster, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making. For more information visit psbt.com.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on our investment values; the effects of any recession in the United States; political instability and the consequences thereof, such as any shutdown of the U.S. federal government; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs, retaliatory tariffs, tariff counter-measures, or the threat of such actions; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and use of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes (or the threat of such changes) in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of the FNCB merger; future acquisitions or a change in control; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2025	2025	2025	2025	2024
Key performance data:
Share and per share amounts:
Net income	$1.19	$1.51	$1.68	$1.49	$0.61
Core net income (1)	$1.36	$1.51	$1.69	$1.51	$0.99
Core net income (PPNR) (1)	$1.80	$1.81	$2.03	$1.83	$1.46
Cash dividends declared	$0.6175	$0.6175	$0.6175	$0.6175	$0.6175
Book value	$52.01	$50.95	$49.44	$48.21	$46.94
Tangible book value (1)	$41.64	$40.43	$38.75	$37.35	$35.88
Market value:
High	$53.22	$53.69	$51.21	$53.70	$58.76
Low	$44.54	$46.90	$40.67	$44.47	$44.73
Closing	$48.71	$48.61	$49.37	$44.47	$51.18
Market capitalization	$486,837	$485,837	$493,438	$444,499	$511,325
Common shares outstanding	9,994,595	9,994,595	9,994,696	9,995,483	9,990,724
Selected ratios:
Return on average stockholders’ equity	9.16%	12.02%	13.87%	12.70%	5.07%
Core return on average stockholders’ equity (1)	10.49%	12.03%	13.92%	12.80%	8.31%
Return on average tangible stockholders’ equity (1)	11.47%	15.24%	17.73%	16.46%	6.62%
Core return on average tangible stockholders’ equity (1)	13.14%	15.25%	17.79%	16.59%	10.87%
Return on average assets	0.92%	1.19%	1.36%	1.22%	0.47%
Core return on average assets (1)	1.05%	1.19%	1.36%	1.23%	0.76%
Stockholders’ equity to total assets	9.86%	9.87%	9.67%	9.64%	9.21%
Efficiency ratio (1)(2)	59.53%	56.52%	53.92%	55.77%	62.67%
Nonperforming assets to loans, net, and foreclosed assets	0.30%	0.42%	0.44%	0.59%	0.58%
Nonperforming assets to total assets	0.23%	0.33%	0.34%	0.47%	0.45%
Net charge-offs to average loans, net	0.18%	0.02%	0.00%	0.09%	0.09%
Allowance for credit losses to loans, net	0.96%	0.99%	1.02%	1.03%	1.05%
Interest earning assets yield (FTE) (3)	5.56%	5.56%	5.68%	5.50%	5.51%
Cost of funds	2.55%	2.64%	2.60%	2.58%	2.88%
Net interest spread (FTE) (3)	3.01%	2.92%	3.08%	2.92%	2.63%
Net interest margin (FTE) (1)(3)	3.60%	3.54%	3.69%	3.50%	3.25%

(1)	See Reconciliation of Non-GAAP financial measures on pages 19-21.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities AFS and net gains (losses) on sales of fixed assets.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Dec 31
Year ended	2025	2024
Interest income:
Interest and fees on loans:
Taxable	$228,868	$184,907
Tax-exempt	8,356	7,354
Interest and dividends on investment securities:
Taxable	17,444	12,930
Tax-exempt	2,040	1,550
Dividends	160	89
Interest on interest-bearing deposits in other banks	405	498
Interest on federal funds sold	2,424	4,132
Total interest income	259,697	211,460
Interest expense:
Interest on deposits	81,174	87,934
Interest on short-term borrowings	1,287	2,031
Interest on long-term debt	5,562	3,317
Interest on subordinated debt	4,967	1,774
Interest on junior subordinated debt	745	415
Total interest expense	93,735	95,471
Net interest income	165,962	115,989
Provision for credit losses	98	19,131
Net interest income after provision for credit losses	165,864	96,858
Noninterest income:
Service charges, fees, commissions and other	13,618	10,673
Merchant services income	1,299	896
Commissions and fees on fiduciary activities	2,267	2,270
Wealth management income	2,958	2,118
Mortgage banking income	549	389
Increase in cash surrender value of life insurance	2,076	1,572
Interest rate swap income	1,107	285
Net gains on equity investments	168	132
Net (losses) gains on sale of investment securities available for sale	(2,241)	1
Net loss on sale of fixed assets	(74)
Total noninterest income	21,727	18,336
Noninterest expense:
Salaries and employee benefits expense	56,341	45,746
Net occupancy and equipment expense	27,448	22,296
Acquisition related expenses	236	16,200
Amortization of intangible assets	6,397	3,367
FDIC insurance and assessments	3,288	3,158
Other expenses	21,647	15,959
Total noninterest expense	115,357	106,726
Income before income taxes	72,234	8,468
Income tax expense (benefit)	13,047	(30)
Net income	$59,187	$8,498
Other comprehensive income:
Unrealized gains on investment securities available for sale	$17,574	$2,569
Reclassification adjustment for losses (gains) on available for sale securities included in net income	2,241	(1)
Change in pension liability	674	1,518
Change in derivative fair value	(64)	632
Income tax expense related to other comprehensive income	4,421	1,062
Other comprehensive income, net of income tax expense	16,004	3,656
Comprehensive income	$75,191	$12,154
Share and per share amounts:
Net income - basic	$5.92	$1.00
Net income - diluted	5.88	0.99
Cash dividends declared	$2.47	$2.06
Average common shares outstanding - basic	9,994,281	8,531,122
Average common shares outstanding - diluted	10,073,996	8,586,035

Peoples Financial Services Corp.

Consolidated Statements of Income (Loss) (Unaudited)

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2025	2025	2025	2025	2024
Interest income:
Interest and fees on loans:
Taxable	$58,576	$57,621	$57,459	$55,212	$57,048
Tax-exempt	1,658	2,151	2,302	2,245	2,238
Interest and dividends on investment securities:
Taxable	4,371	4,335	4,604	4,134	4,359
Tax-exempt	708	537	399	396	397
Dividends	32	47	40	41	40
Interest on interest-bearing deposits in other banks	95	101	96	113	113
Interest on federal funds sold	1,332	372	435	285	1,608
Total interest income	66,772	65,164	65,335	62,426	65,803
Interest expense:
Interest on deposits	19,830	20,194	20,303	20,847	24,718
Interest on short-term borrowings	311	341	410	225	474
Interest on long-term debt	1,665	1,509	1,211	1,177	1,389
Interest on subordinated debt	1,750	1,748	1,026	443	444
Interest on junior subordinated debt	182	189	188	186	267
Total interest expense	23,738	23,981	23,138	22,878	27,292
Net interest income	43,034	41,183	42,197	39,548	38,511
Provision (benefit) for credit losses	975	(838)	(239)	200	3,369
Net interest income after provision (benefit) for credit losses	42,059	42,021	42,436	39,348	35,142
Noninterest income:
Service charges, fees, commissions and other	3,164	3,386	3,664	3,404	3,368
Merchant services income	163	321	584	231	298
Commissions and fees on fiduciary activities	560	607	563	537	553
Wealth management income	739	950	619	650	633
Mortgage banking income	162	148	125	114	126
Increase in cash surrender value of life insurance	472	543	535	526	456
Interest rate swap income	718	182	164	43	260
Net gains (losses) on equity investments	125	(21)	(7)	71	(23)
Net (losses) on sale of investment securities available for sale	(2,241)
Net (losses) gains on sale of fixed assets	(139)	(615)		680	(165)
Total noninterest income	3,723	5,501	6,247	6,256	5,506
Noninterest expense:
Salaries and employee benefits expense	14,971	14,128	13,761	13,481	15,287
Net occupancy and equipment expense	7,333	7,221	6,284	6,610	6,386
Acquisition related expenses		16	66	154	4,990
Amortization of intangible assets	1,515	1,515	1,684	1,683	1,702
FDIC insurance and assessments	683	607	976	1,022	1,251
Other expenses	6,562	5,191	5,491	4,403	5,217
Total noninterest expense	31,064	28,678	28,262	27,353	34,833
Income before income taxes	14,718	18,844	20,421	18,251	5,815
Income tax expense (benefit)	2,742	3,598	3,465	3,242	(272)
Net income	$11,976	$15,246	$16,956	$15,009	$6,087
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$2,728	$7,415	$1,859	$5,572	$(10,175)
Reclassification adjustment for gains on available for sale securities included in net income	2,241
Change in benefit plan liabilities	674				1,518
Change in derivative fair value	50	18	16	(148)	817
Income tax expense (benefit) related to other comprehensive income (loss)	1,208	1,621	409	1,183	(1,686)
Other comprehensive income (loss), net of income tax expense (benefit)	4,485	5,812	1,466	4,241	(6,154)
Comprehensive income (loss)	$16,461	$21,058	$18,422	$19,250	$(67)
Share and per share amounts:
Net income - basic	$1.20	$1.53	$1.70	$1.50	$0.61
Net income - diluted	1.19	1.51	1.68	1.49	0.61
Cash dividends declared	$0.6175	$0.6175	$0.6175	$0.6175	$0.6175
Average common shares outstanding - basic	9,994,595	9,994,629	9,994,955	9,992,922	9,994,605
Average common shares outstanding - diluted	10,083,044	10,086,915	10,082,260	10,043,186	10,051,337

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	December 31, 2025			December 31, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,756,872	$58,576	6.19%	$3,757,273	$57,048	6.04%
Tax-exempt	261,029	2,099	3.19	278,429	2,834	4.05
Total loans	4,017,901	60,675	5.99	4,035,702	59,882	5.90
Investments:
Taxable	529,838	4,403	3.30	541,526	4,399	3.23
Tax-exempt	113,302	896	3.14	87,419	502	2.29
Total investments	643,140	5,299	3.27	628,945	4,901	3.10
Interest-bearing deposits	9,683	95	3.89	9,116	113	4.93
Federal funds sold	134,742	1,332	3.92	129,517	1,608	4.94
Total earning assets	4,805,466	67,401	5.56%	4,803,280	66,504	5.51%
Less: allowance for credit losses	40,117			39,850
Other assets	414,296			440,029
Total assets	$5,179,645			$5,203,459
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Money market accounts	$972,871	$6,780	2.76%	$945,644	$7,526	3.17%
Interest-bearing demand and NOW accounts	1,248,045	6,520	2.07	1,276,206	7,549	2.35
Savings accounts	495,001	403	0.32	502,028	651	0.52
Time deposits less than $100	316,533	2,670	3.35	497,473	5,428	4.34
Time deposits $100 or more	387,476	3,457	3.54	351,970	3,564	4.03
Total interest-bearing deposits	3,419,926	19,830	2.30	3,573,321	24,718	2.75
Short-term borrowings	31,862	311	3.87	39,319	474	4.80
Long-term debt	145,447	1,665	4.54	111,135	1,389	4.97
Subordinated debt	83,137	1,750	8.35	33,000	444	5.35
Junior subordinated debt	8,125	182	8.89	8,026	267	13.23
Total borrowings	268,571	3,908	5.77	191,480	2,574	5.35
Total interest-bearing liabilities	3,688,497	23,738	2.55%	3,764,801	27,292	2.88%
Noninterest-bearing deposits	914,014			904,274
Other liabilities	58,201			56,445
Stockholders’ equity	518,933			477,939
Total liabilities and stockholders’ equity	$5,179,645			$5,203,459
Net interest income/spread		$43,663	3.01%		$39,212	2.63%
Net interest margin			3.60%			3.25%
Tax-equivalent adjustments:
Loans		$441			$596
Investments		188			105
Total adjustments		$629			$701

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Year Ended
	December 31, 2025			December 31, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,724,920	$228,868	6.14%	$3,205,564	$184,907	5.77%
Tax-exempt	273,373	10,577	3.87	251,300	9,309	3.70
Total loans	3,998,293	239,445	5.99	3,456,864	194,216	5.62
Investments:
Taxable	544,782	17,604	3.23	529,649	13,019	2.46
Tax-exempt	96,548	2,582	2.67	87,563	1,962	2.24
Total investments	641,330	20,186	3.15	617,212	14,981	2.43
Interest-bearing deposits	9,871	405	4.10	9,434	498	5.28
Federal funds sold	58,542	2,424	4.14	78,698	4,132	5.25
Total earning assets	4,708,036	262,460	5.57%	4,162,208	213,827	5.14%
Less: allowance for credit losses	41,399			30,724
Other assets	402,931			362,130
Total assets	$5,069,568			$4,493,614
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Money market accounts	$958,516	$27,884	2.91%	$621,993	$29,643	4.77%
Interest-bearing demand and NOW accounts	1,205,926	25,088	2.08	1,261,095	23,674	1.88
Savings accounts	497,991	1,530	0.31	463,199	4,625	1.00
Time deposits less than $100	371,339	13,812	3.72	480,737	18,124	3.77
Time deposits $100 or more	362,253	12,860	3.55	291,482	11,868	4.07
Total interest-bearing deposits	3,396,025	81,174	2.39	3,118,506	87,934	2.82
Short-term borrowings	29,241	1,287	4.40	37,083	2,031	5.48
Long-term debt	118,612	5,562	4.69	68,441	3,317	4.85
Subordinated debt	63,918	4,967	7.77	33,000	1,774	5.38
Junior subordinated debt	8,087	745	9.21	4,028	415	10.30
Total borrowings	219,858	12,561	5.71	142,552	7,537	5.29
Total interest-bearing liabilities	3,615,883	93,735	2.59%	3,261,058	95,471	2.93%
Noninterest-bearing deposits	898,043			714,824
Other liabilities	57,651			106,970
Stockholders’ equity	497,991			410,762
Total liabilities and stockholders’ equity	$5,069,568			$4,493,614
Net interest income/spread		$168,725	2.98%		$118,356	2.21%
Net interest margin			3.58%			2.84%
Tax-equivalent adjustments:
Loans		$2,221			$1,955
Investments		542			412
Total adjustments		$2,763			$2,367

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2025	2025	2025	2025	2024
Net interest income:
Interest income:
Loans, net:
Taxable	$58,576	$57,621	$57,459	$55,212	$57,048
Tax-exempt	2,099	2,722	2,914	2,842	2,834
Total loans, net	60,675	60,343	60,373	58,054	59,882
Investments:
Taxable	4,403	4,382	4,644	4,175	4,399
Tax-exempt	896	680	505	501	502
Total investments	5,299	5,062	5,149	4,676	4,901
Interest on interest-bearing balances in other banks	95	101	96	113	113
Federal funds sold	1,332	372	435	285	1,608
Total interest income	67,401	65,878	66,053	63,128	66,504
Interest expense:
Deposits	19,830	20,194	20,303	20,847	24,718
Short-term borrowings	311	341	410	225	474
Long-term debt	1,665	1,509	1,211	1,177	1,389
Subordinated debt	1,750	1,748	1,026	443	444
Junior subordinated debt	182	189	188	186	267
Total interest expense	23,738	23,981	23,138	22,878	27,292
Net interest income	$43,663	$41,897	$42,915	$40,250	$39,212
Loans, net:
Taxable	6.19%	6.12%	6.22%	6.05%	6.04%
Tax-exempt	3.19%	4.00%	4.14%	4.11%	4.05%
Total loans, net	5.99%	5.98%	6.07%	5.92%	5.90%
Investments:
Taxable	3.30%	3.14%	3.45%	3.05%	3.23%
Tax-exempt	3.14%	2.74%	2.33%	2.33%	2.29%
Total investments	3.27%	3.08%	3.29%	2.95%	3.10%
Interest-bearing balances with banks	3.89%	4.24%	4.19%	4.09%	4.93%
Federal funds sold	3.92%	4.41%	4.46%	4.45%	4.94%
Total interest-earning assets	5.56%	5.56%	5.68%	5.50%	5.51%
Interest expense:
Deposits	2.30%	2.39%	2.41%	2.46%	2.75%
Short-term borrowings	3.87%	4.63%	4.62%	4.52%	4.80%
Long-term debt	4.54%	4.62%	4.81%	4.88%	4.97%
Subordinated debt	8.35%	8.34%	7.40%	5.44%	5.35%
Junior subordinated debt	8.89%	9.26%	9.34%	9.37%	13.23%
Total interest-bearing liabilities	2.55%	2.64%	2.60%	2.58%	2.88%
Net interest spread	3.01%	2.92%	3.08%	2.92%	2.63%
Net interest margin	3.60%	3.54%	3.69%	3.50%	3.25%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2025	2025	2025	2025	2024
Assets:
Cash and due from banks	$58,420	$62,133	$60,173	$60,125	$47,029
Interest-bearing balances in other banks	9,321	9,492	9,646	9,196	8,593
Federal funds sold	201,243	108,298	105,920	7,781	80,229
Investment securities:
Available for sale	512,563	534,521	505,181	503,043	526,329
Held to maturity	72,047	73,286	75,137	76,689	78,184
Equity investments carried at fair value	2,598	2,473	2,494	2,500	2,430
Total investments	587,208	610,280	582,812	582,232	606,943
Loans held for sale	805	816	547	420
Loans	4,066,896	4,016,367	3,997,525	3,991,539	3,993,505
Less: allowance for credit losses	39,007	39,843	40,890	41,054	41,776
Net loans	4,027,889	3,976,524	3,956,635	3,950,485	3,951,729
Goodwill	75,986	75,986	75,986	75,986	75,986
Premises and equipment, net	78,496	77,009	76,896	72,492	73,283
Bank owned life insurance	88,645	88,175	87,635	87,953	87,429
Deferred tax assets	26,555	30,025	31,647	32,628	35,688
Accrued interest receivable	17,633	16,995	15,854	16,436	15,632
Other intangible assets, net	27,700	29,239	30,778	32,488	34,197
Other assets	70,677	74,664	73,350	71,136	74,919
Total assets	$5,270,578	$5,159,636	$5,107,879	$4,999,358	$5,091,657
Liabilities:
Deposits:
Noninterest-bearing	$954,485	$912,044	$899,597	$901,398	$935,516
Interest-bearing	3,479,584	3,377,687	3,387,752	3,415,529	3,472,036
Total deposits	4,434,069	4,289,731	4,287,349	4,316,927	4,407,552
Short-term borrowings	32,721	76,310	76,340	14,840	15,900
Long-term debt	134,352	137,029	103,449	88,403	98,637
Subordinated debt	83,187	83,111	83,164	33,000	33,000
Junior subordinated debt	8,140	8,114	8,088	8,063	8,039
Accrued interest payable	6,792	7,976	4,640	5,439	5,503
Other liabilities	51,470	48,105	50,753	50,832	54,076
Total liabilities	4,750,731	4,650,376	4,613,783	4,517,504	4,622,707
Stockholders’ equity:
Common stock	20,015	20,015	20,015	20,014	19,995
Capital surplus	251,023	250,735	250,468	250,488	250,695
Retained earnings	273,500	267,686	258,601	247,806	238,955
Accumulated other comprehensive loss	(24,691)	(29,176)	(34,988)	(36,454)	(40,695)
Total stockholders’ equity	519,847	509,260	494,096	481,854	468,950
Total liabilities and stockholders’ equity	$5,270,578	$5,159,636	$5,107,879	$4,999,358	$5,091,657

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2025	2025	2025	2025	2024
Commercial
Taxable	$596,422	$597,163	$595,042	$570,966	$556,630
Non-taxable	257,657	263,921	278,026	282,031	279,390
Total	854,079	861,084	873,068	852,997	836,020
Real estate
Commercial real estate	2,330,282	2,278,745	2,252,574	2,275,241	2,294,113
Residential	602,309	588,520	573,864	560,067	551,383
Total	2,932,591	2,867,265	2,826,438	2,835,308	2,845,496
Consumer
Indirect Auto	93,742	100,298	104,618	108,819	117,914
Consumer Other	17,496	14,212	13,929	14,209	14,955
Total	111,238	114,510	118,547	123,028	132,869
Equipment Financing	168,988	173,508	179,472	180,206	179,120
Total	$4,066,896	$4,016,367	$3,997,525	$3,991,539	$3,993,505

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2025	2025	2025	2025	2024
Nonperforming assets:
Nonaccrual/restructured loans	$10,796	$14,386	$17,390	$23,002	$22,499
Accruing loans past due 90 days or more	524	886	72	655	458
Foreclosed assets	750	1,541		27	27
Total nonperforming assets	$12,070	$16,813	$17,462	$23,684	$22,984

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2025	2025	2025	2025	2024
Allowance for credit losses:
Beginning balance	$39,843	$40,890	$41,054	$41,776	$39,341
Charge-offs	1,960	489	1,151	1,233	1,108
Recoveries	149	280	1,226	311	174
Provision (benefit) for credit losses	975	(838)	(239)	200	3,369
Ending balance	$39,007	$39,843	$40,890	$41,054	$41,776

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2025	2025	2025	2025	2024
Interest-bearing deposits:
Money market accounts	$989,230	$1,026,725	$971,136	$967,661	$936,239
Interest-bearing demand and NOW accounts	1,285,767	1,186,342	1,200,911	1,177,507	1,238,853
Savings accounts	497,523	493,957	500,680	502,851	492,180
Time deposits less than $250	477,115	497,131	543,257	599,127	620,725
Time deposits $250 or more	229,949	173,532	171,768	168,383	184,039
Total interest-bearing deposits	3,479,584	3,377,687	3,387,752	3,415,529	3,472,036
Noninterest-bearing deposits	954,485	912,044	899,597	901,398	935,516
Total deposits	$4,434,069	$4,289,731	$4,287,349	$4,316,927	$4,407,552

	December 31, 2025
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,797,539	40.6%	94,166	$19
Commercial	1,579,584	35.6	18,474	86
Municipal	904,725	20.4	2,531	357
Brokered	152,221	3.4	13	11,709
Total Deposits	$4,434,069	100.0%	115,184	$38

Uninsured	$1,519,528	34.3%
Insured	2,914,541	65.7

	December 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,779,729	40.4%	98,583	$18
Commercial	1,538,757	34.9	18,675	82
Municipal	832,665	18.9	2,427	343
Brokered	256,401	5.8	28	9,157
Total Deposits	$4,407,552	100.0%	119,713	$37

Uninsured	$1,381,492	31.3%
Insured	3,026,060	68.7

			Total Available
At December 31, 2025	Total Available	Outstanding	for Future Liquidity
FHLB advances (1)	$1,692,839	$658,587	$1,034,252
Federal Reserve - Discount Window	348,996		348,996
Correspondent bank lines of credit	27,000		27,000
Other sources of liquidity:
Brokered deposits	790,587	152,221	638,366
Unencumbered securities	221,170		221,170
Total sources of liquidity	$3,080,592	$810,808	$2,269,784
(1)	Outstanding balance of FHLB advances includes letters of credit used to collateralize public fund deposits.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2025	2025	2025	2025	2024
Assets:
Loans, net:
Taxable	$3,756,872	$3,736,269	$3,707,650	$3,698,124	$3,757,273
Tax-exempt	261,029	269,757	282,406	280,555	278,429
Total loans, net	4,017,901	4,006,026	3,990,056	3,978,679	4,035,702
Investments:
Taxable	529,838	553,151	540,424	555,910	541,526
Tax-exempt	113,302	98,608	86,899	87,072	87,419
Total investments	643,140	651,759	627,323	642,982	628,945
Interest-bearing balances with banks	9,683	9,441	9,186	11,197	9,116
Federal funds sold	134,742	33,443	39,084	25,979	129,517
Total interest-earning assets	4,805,466	4,700,669	4,665,649	4,658,837	4,803,280
Other assets	374,179	366,809	348,685	349,840	400,179
Total assets	$5,179,645	$5,067,478	$5,014,334	$5,008,677	$5,203,459
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$3,419,926	$3,353,559	$3,373,916	$3,437,355	$3,573,321
Noninterest-bearing	914,014	905,385	897,212	875,053	904,274
Total deposits	4,333,940	4,258,944	4,271,128	4,312,408	4,477,595
Short-term borrowings	31,862	29,208	35,587	20,176	39,319
Long-term debt	145,447	129,524	101,066	97,769	111,135
Subordinated debt	83,137	83,149	55,622	33,000	33,000
Junior subordinated debt	8,125	8,098	8,075	8,050	8,026
Other liabilities	58,201	55,530	52,608	58,018	56,445
Total liabilities	4,660,712	4,564,453	4,524,086	4,529,421	4,725,520
Stockholders’ equity	518,933	503,025	490,248	479,256	477,939
Total liabilities and stockholders’ equity	$5,179,645	$5,067,478	$5,014,334	$5,008,677	$5,203,459

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2025	2025	2025	2025	2024
Core net income per share:
Net income GAAP	$11,976	$15,246	$16,956	$15,009	$6,087
Adjustments:
Less: (Loss) on sale of available for sale securities	(2,241)
Add: (Loss) on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses		16	66	154	4,990
Less: Acquisition related expenses tax adjustment		3	14	34	1,089
Core net income	$13,726	$15,259	$17,008	$15,129	$9,988
Average common shares outstanding - diluted	10,083,044	10,086,915	10,082,260	10,043,186	10,051,337
Core net income per diluted share	$1.36	$1.51	$1.69	$1.51	$0.99

Tangible book value:
Total stockholders’ equity	$519,847	$509,260	$494,096	$481,854	$468,950
Less: Goodwill	75,986	75,986	75,986	75,986	76,325
Less: Other intangible assets, net	27,700	29,239	30,778	32,488	34,197
Total tangible stockholders’ equity	$416,161	$404,035	$387,332	$373,380	$358,428
Common shares outstanding	9,994,595	9,994,595	9,994,696	9,995,483	9,990,724
Tangible book value per share	$41.64	$40.43	$38.75	$37.35	$35.88

Core return on average stockholders’ equity:
Net income GAAP	$11,976	$15,246	$16,956	$15,009	$6,087
Adjustments:
Less: (Loss) on sale of available for sale securities	(2,241)
Add: (Loss) on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses		16	66	154	4,990
Less: Acquisition related expenses tax adjustment		3	14	34	1,089
Core net income	$13,726	$15,259	$17,008	$15,129	$9,988
Average stockholders’ equity	$518,933	$503,025	$490,248	$479,256	$477,939
Core return on average stockholders’ equity	10.49%	12.03%	13.92%	12.80%	8.31%

Return on average tangible stockholders' equity:
Net income GAAP	$11,976	$15,246	$16,956	$15,009	$6,087
Average stockholders’ equity	$518,933	$503,025	$490,248	$479,256	$477,939
Less: average intangibles	104,550	106,111	106,764	109,386	112,399
Average tangible stockholders’ equity	$414,383	$396,914	$383,484	$369,870	$365,540
Return on average tangible stockholders’ equity	11.47%	15.24%	17.73%	16.46%	6.62%

Core return on average tangible stockholders’ equity:
Net income GAAP	$11,976	$15,246	$16,956	$15,009	$6,087
Adjustments:
Less: (Loss) on sale of available for sale securities	(2,241)
Add: (Loss) on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses		16	66	154	4,990
Less: Acquisition related expenses tax adjustment		3	14	34	1,089
Core net income	$13,726	$15,259	$17,008	$15,129	$9,988
Average stockholders’ equity	$518,933	$503,025	$490,248	$479,256	$477,939
Less: average intangibles	104,550	106,111	106,764	109,386	112,399
Average tangible stockholders’ equity	$414,383	$396,914	$383,484	$369,870	$365,540
Core return on average tangible stockholders’ equity	13.14%	15.25%	17.79%	16.59%	10.87%

Core return on average assets:
Net income GAAP	$11,976	$15,246	$16,956	$15,009	$6,087
Adjustments:
Less: (Loss) on sale of available for sale securities	(2,241)
Add: (Loss) on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses		16	66	154	4,990
Less: Acquisition related expenses tax adjustment		3	14	34	1,089
Core net income	$13,726	$15,259	$17,008	$15,129	$9,988
Average assets	$5,179,645	$5,067,478	$5,014,334	$5,008,677	$5,203,459
Core return on average assets	1.05%	1.19%	1.36%	1.23%	0.76%

Pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$14,718	$18,844	$20,421	$18,251	$5,815
Add: Provision (benefit) for credit losses	975	(838)	(239)	200	3,369
Add: Provision (benefit) for credit losses on unfunded commitments	204	252	172	(202)	452
PPNR (non-GAAP)	$15,897	$18,258	$20,354	$18,249	$9,636
Average common shares outstanding-diluted	10,083,044	10,086,915	10,082,260	10,043,186	10,051,337
PPNR per share (non-GAAP)	$1.58	$1.81	$2.02	$1.82	$0.96

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$14,718	$18,844	$20,421	$18,251	$5,815
Add: Acquisition related expenses		16	66	154	4,990
Less: (Loss) on sale of available for sale securities	(2,241)
Add: Provision (benefit) for credit losses	975	(838)	(239)	200	3,369
Add: Provision (benefit) for credit losses on unfunded commitments	204	252	172	(202)	452
Core PPNR (non-GAAP)	$18,138	$18,274	$20,420	$18,403	$14,626
Average common shares outstanding-diluted	10,083,044	10,086,915	10,082,260	10,043,186	10,051,337
Core PPNR per share (non-GAAP)	$1.80	$1.81	$2.03	$1.83	$1.46

(1)	Tax adjustments are calculated using the effective tax rate for the respective period.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Dec 31
Year ended	2025	2024
Core net income per share:
Net income GAAP	$59,187	$8,498
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		3,126
Less: (Loss) gain on sale of available for sale securities	(2,241)	1
Add: (Loss) gain on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses	236	16,200
Less: Acquisition related expenses tax adjustment	52	3,534
Core net income	$61,121	$32,365
Average common shares outstanding - diluted	10,073,996	8,586,035
Core net income per diluted share	$6.07	$3.77

Core return on average stockholders’ equity:
Net income GAAP	$59,187	$8,498
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		3,126
Less: (Loss) gain on sale of available for sale securities	(2,241)	1
Add: (Loss) gain on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses	236	16,200
Less: Acquisition related expenses tax adjustment	52	3,534
Core net income	$61,121	$32,365
Average stockholders’ equity	497,991	410,762
Core return on average stockholders’ equity	12.27%	7.88%

Return on average tangible stockholders' equity:
Net income GAAP	$59,187	$8,498
Average stockholders’ equity	497,991	410,762
Less: average intangibles	106,933	88,043
Average tangible stockholders’ equity	$391,058	$322,719
Return on average tangible stockholders’ equity	15.14%	2.63%

Core return on average tangible stockholders’ equity:
Net income GAAP	$59,187	$8,498
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		3,126
Less: (Loss) gain on sale of available for sale securities	(2,241)	1
Add: (Loss) gain on sale of available for sale securities tax adjustment	(491)
Add: Acquisition related expenses	236	16,200
Less: Acquisition related expenses tax adjustment	52	3,534
Core net income	$61,121	$32,365
Average stockholders’ equity	497,991	410,762
Less: average intangibles	106,933	88,043
Average tangible stockholders’ equity	$391,058	$322,719
Core return on average tangible stockholders’ equity	15.63%	10.03%

Core return on average assets:
Net income GAAP	$59,187	$8,498
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		3,126
Less: (Loss) gain on sale of available for sale securities	(2,241)	1
Add: (Loss) gain on sale of available for sale securities tax adjustment	(491)	—
Add: Acquisition related expenses	236	16,200
Less: Acquisition related expenses tax adjustment	52	3,534
Core net income	$61,121	$32,365
Average assets	5,069,568	4,493,614
Core return on average assets	1.21%	0.72%

Pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$72,234	$8,468
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		3,126
Add: Provision for credit losses	98	4,803
Add: Provision (benefit) for credit losses on unfunded commitments	426	(43)
PPNR (non-GAAP)	$72,758	$24,516
Average common shares outstanding-diluted	10,073,996	8,586,035
PPNR per share (non-GAAP)	$7.22	$2.86

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$72,234	$8,468
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: (Loss) gain on sale of available for sale securities	(2,241)	1
Add: Acquisition related expenses	236	16,200
Add: Provision for credit losses	98	4,803
Add: Provision (benefit) for credit losses on unfunded commitments	426	(43)
Core PPNR (non-GAAP)	$75,235	$43,755
Average common shares outstanding-diluted	10,073,996	8,586,035
Core PPNR per share (non-GAAP)	$7.47	$5.10

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three months and year ended December 31, 2025, and 2024:

Three months ended December 31	2025	2024
Interest income (GAAP)	$66,772	$65,803
Adjustment to FTE	629	701
Interest income adjusted to FTE (non-GAAP)	67,401	66,504
Interest expense	23,738	27,292
Net interest income adjusted to FTE (non-GAAP)	$43,663	$39,212

Year ended December 31	2025	2024
Interest income (GAAP)	$259,697	$211,460
Adjustment to FTE	2,763	2,367
Interest income adjusted to FTE (non-GAAP)	262,460	213,827
Interest expense	93,735	95,471
Net interest income adjusted to FTE (non-GAAP)	$168,725	$118,356

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three months and year ended December 31, 2025, and 2024:

Three months ended December 31	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$31,064	$34,833
Less: Amortization of intangible assets expense	1,515	1,702
Less: Acquisition related expenses		4,990
Noninterest expense (non-GAAP)	29,549	28,141

Net interest income (GAAP)	43,034	38,511
Plus: Taxable equivalent adjustment	629	701
Noninterest income (GAAP)	3,723	5,506
Less: Net gains (losses) on equity securities	125	(23)
Less: Net losses on sale of investment securities available for sale	(2,241)
Less: (Losses) on sale of fixed assets	(139)	(165)
Net interest income (FTE) plus noninterest income (non-GAAP)	$49,641	$44,906
Efficiency ratio (non-GAAP)	59.53%	62.67%

Year ended December 31	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$115,357	$106,726
Less: Amortization of intangible assets expense	6,397	3,367
Less: Acquisition related expenses	236	16,200
Noninterest expense (non-GAAP)	108,724	87,159

Net interest income (GAAP)	165,962	115,989
Plus: Taxable equivalent adjustment	2,763	2,367
Noninterest income (GAAP)	21,727	18,336
Less: Net gains on equity securities	168	132
Less: (Losses) gains on sale of available for sale securities	(2,241)	1
Less: (Losses) on sale of fixed assets	(74)
Net interest income (FTE) plus noninterest income (non-GAAP)	$192,599	$136,559
Efficiency ratio (non-GAAP)	56.45%	63.83%